UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2024

Grayscale Bitcoin Trust (BTC)

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41906	46-7019388
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Grayscale Investments, LLC 290 Harbor Drive, 4th Floor
Stamford, Connecticut		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 668-1427

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Grayscale Bitcoin Trust (BTC) Shares	GBTC	NYSE Arca, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Items.

Explanatory Memorandum

On July 29, 2024, Grayscale Investments, LLC, the sponsor (the “Sponsor”) of Grayscale Bitcoin Trust (BCT) (the “GBTC Trust”), made available an explanatory memorandum regarding the tax treatment of its previously announced pro rata distribution on the shares of the GBTC Trust (the “GBTC Shares”), pursuant to which each holder of GBTC Shares as of 4:00 PM ET on July 30, 2024 (the “Record Date”) is entitled to receive shares (the “BTC Shares”) of Grayscale Bitcoin Mini Trust (BTC) (the “BTC Trust”), a Delaware statutory trust sponsored by the Sponsor, in connection with its previously announced initial creation and distribution of BTC Shares (such transactions collectively, the “Initial Distribution”), as described in a definitive information statement on Schedule 14C (the “Information Statement”), filed with the Securities and Exchange Commission on July 30, 2024, as may be amended from time to time.

Subject to the limitations and qualifications set forth in the Information Statement filed by the GBTC Trust (including with respect to the qualification of both the GBTC Trust and the BTC Trust as grantor trusts for U.S. federal income tax purposes and the proper allocation of existing tax basis between GBTC Shares and BTC Shares), it is expected that neither the GBTC Trust nor any beneficial owner of GBTC Shares will recognize any gain or loss for U.S. federal income tax purposes as a result of the Initial Distribution. Accordingly, it is expected that neither the GBTC Trust’s contribution of Bitcoin to the BTC Trust nor the GBTC Trust’s distribution of shares in the BTC Trust to GBTC shareholders as of 4:00 PM ET on the Record Date will be reported to any beneficial owner of GBTC Shares (or to any intermediary holding GBTC Shares) as giving rise to income, gain, loss, deduction, credit or proceeds. Any beneficial owner of GBTC Shares who receives BTC Shares in the Initial Distribution, and any intermediary holding GBTC Shares or BTC Shares, should consult their own tax advisor regarding the U.S. federal income tax consequences of the Initial Distribution, including the proper allocation of existing tax basis between GBTC Shares and BTC Shares. Please refer to the Information Statement filed by the GBTC Trust for more information, including other U.S. federal income tax considerations relating to the Initial Distribution and ownership of the BTC Shares.

A copy of the memorandum, including additional details regarding the tax treatment of the Initial Distribution, is filed as Exhibit 99.1 hereto and is incorporated herein in its entirety by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Explanatory Memo, dated July 29, 2024, of Grayscale Investments, LLC
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Grayscale Investments, LLC as Sponsor of Grayscale Bitcoin Trust (BTC)

Date:	July 30, 2024	By:	/s/ Edward McGee
Name: Edward McGee Title: Chief Financial Officer*

* The Registrant is a trust and the identified person signing this report is signing in their capacity as an authorized officer of Grayscale Investments, LLC, the Sponsor of the Registrant.